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INDEPENDENT AUDITORS' REPORT


To the Shareholders and Board of Directors of
 The BlackRock Municipal Target Term Trust,
Inc.:

In  planning and performing our audit of  the
financial   statements   of   The   BlackRock
Municipal   Target  Term  Trust,  Inc.   (the
"Trust") for the year ended December 31, 1997
(on  which  we  have issued our report  dated
February   13,   1998),  we  considered   its
internal    control,    including     control
activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, and not to provide assurance on the Trust's internal control.

The  management  of the Trust is  responsible
for  establishing  and  maintaining  internal
control.   In fulfilling this responsibility,
estimates  and  judgments by  management  are
required to assess the expected benefits  and
related   costs   of  controls.    Generally,
controls  that  are  relevant  to  an   audit
pertain   to   the  entity's   objective   of
preparing  financial statements for  external
purposes   that  are  fairly   presented   in
conformity with generally accepted accounting
principles.    Those  controls  include   the
safeguarding of assets against unauthorized acquisition, use or disposition.

Because  of  inherent  limitations   in   any
internal  control, errors or fraud may  occur
and not be detected.  Also, projection of any
evaluation  of  internal  control  to  future
periods  is subject to the risk that  it  may
become  inadequate  because  of  changes   in
conditions or that the effectiveness of the design and operation may deteriorate.

Our  consideration  of the  Trust's  internal
control  would not necessarily  disclose  all
matters  in  internal control that  might  be
material     weaknesses    under    standards
established  by  the  American  Institute  of
Certified  Public  Accountants.   A  material
weakness  is a condition in which the  design
or  operation of one or more of the  internal
control  components  does  not  reduce  to  a
relatively low level the risk that errors  or
fraud  in  amounts that would be material  in
relation  to  the financial statements  being
audited may occur and not be detected  within
a  timely  period by employees in the  normal
course    of   performing   their    assigned
functions.   However,  we  noted  no  matters
involving  the Trust's internal  control  and
its   operation,   including   controls   for
safeguarding securities, that we consider to be material weaknesses as defined above as of December 31, 1997.

This  report  is  intended  solely  for   the
information and use of the Trust's management and Board of Directors, and the Securities and Exchange Commission.




Boston, Massachusetts
February 13, 1998